UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 4, 2012

GALENA BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33958	20-8099512
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

310 N.State Street, Suite 208 Lake Oswego, Oregon 97034
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 855 – 4523

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Effective December 4, 2012, Galena Biopharma, Inc. (“we,” “us,” “our” and the “Company”) entered into a license and supply agreement with ABIC Marketing Limited, a subsidiary of Teva Pharmaceuticals (“ABIC”), under which we granted ABIC exclusive rights to seek marketing approval in Israel for our NeuVax™ product candidate for intradermal injection for the treatment of breast cancer following its approval by the U.S. Food and Drug Administration or the European Medicines Agency, and to market, sell and distribute NeuVax™ in Israel assuming such approval is obtained. ABIC’s rights also include a right of first refusal in Israel for all future indications for which NeuVax™ may be approved.

Under the license and supply agreement, ABIC will assume responsibility for regulatory registration of NeuVax™ in Israel, provide financial support for local development, and commercialize the product in the region in exchange for making royalty payments to us based on future sales of NeuVax™. ABIC also agrees in the license and supply agreement to purchase from us all supplies of NeuVax™ at a price determined according to a specified formula.

Item 8.01	Other Events

On December 4, 2012, we issued a press release announcing the license and supply agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Exhibits

(d) Exhibits

We are filing as part of this report the exhibit listed on the accompanying Index to Exhibits, which information is incorporated herein by reference.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALENA BIOPHARMA, INC.

Date: December 4, 2012	By:	/s/ Mark J. Ahn
Mark J. Ahn, Ph.D.
President and Chief Executive Officer

Index to Exhibits

Exhibit No.	Description

99.1	Press release of Galena Biopharma, Inc. issued on December 4, 2012.

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